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                                                                    EXHIBIT 10h




                                    WHITMAN

                              STOCK INCENTIVE PLAN
                      as amended through February 19, 1993







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                              WHITMAN CORPORATION

                              STOCK INCENTIVE PLAN
                     (as amended through February 19, 1993)

1.   DEFINITIONS

     The following definitions shall be applicable throughout this Plan:

          (a) "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provision to such section and any regulations under such section.

          (b) "Committee" shall mean not less than three members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, and who are selected by the Board of Directors as provided in Paragraph 4.

          (c) "Common Stock" shall mean common stock of the Corporation without par value.

          (d) "Corporation" shall mean Whitman Corporation, a Delaware corporation.

          (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (f) "Holder" shall mean an individual who has been granted an Option, Restricted Stock Award or Performance Award.

          (g) "Option" shall mean any option granted under the Plan for the purchase of Common Stock.

          (h) "Performance Award" shall mean an award granted under the Performance Award provisions of the Plan.

          (i) "Plan" shall mean the Corporation's Stock Incentive Plan, as amended.

          (j) "Restricted Stock Award" shall mean an award of Common Stock granted under the Restricted Stock Award provisions of the Plan.

          (k) "Retirement" shall mean cessation of active employment with the Corporation or a subsidiary pursuant to the Corporation's retirement policies and programs.

          (1) "SAR" shall mean a stock appreciation right which is issued in tandem with, or by reference to, an Option, which entitles the Holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the purchase price specified in such Option, multiplied by the number of shares of Common Stock subject to such Option, or portion thereof, which is surrendered.

2.   Purpose

     It is the purpose of the Plan to provide a means through which the Corporation may attract able persons to enter its employ and the employ of its subsidiaries and to provide a means whereby those persons (salaried officers and other key employees) upon whom the responsibilities of the successful administration and management of the Corporation or its subsidiaries rest, and whose present and potential contributions to the welfare of the Corporation or its subsidiaries are of importance, can acquire and maintain stock ownership. Such key employees should thus have a greater than ordinary concern for the welfare of the Corporation or its subsidiaries and would be expected to strengthen and maintain a desire to remain in the employ of the Corporation or its subsidiaries. It is a further purpose of the Plan to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation, So that the maximum incentive can be provided each particular employee participating in the Plan by granting him an Option or award best suited to his circumstances, the Plan provides for granting "incentive stock options" (as defined in Section 422 of the Code) and nonqualified stock options (with or without SARs), Restricted Stock Awards and Performance Awards, or any combination of the foregoing.

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3.   EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective upon adoption by the Board of Directors of the Corporation, but is subject to approval by the affirmative vote of the shareholders of the Corporation at the annual meeting of shareholders to be held on May 6, 1982, or any adjournment thereof. The Plan shall remain in effect until all Options granted under the Plan have been exercised, all restrictions imposed upon Restricted Stock Awards have been eliminated and all Performance Awards have been satisfied.

4.   ADMINISTRATION

     A Committee consisting of not less than three members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, shall be selected by the Board of Directors to administer the Plan. A majority of the Committee shall constitute a quorum. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options (with or without SARs), Restricted Stock Awards and Performance Awards, the time or times when they shall receive them, whether an "incentive stock option" under Section 422 of the Code or nonqualified option shall be granted, the number of shares to be subject to each Option and Restricted Stock Award and the value of each Performance Award. In making such determinations the Committee shall take into account the nature of the services rendered by each individual, his present and potential contribution to the Corporation's success, and such other factors as the Committee shall deem relevant.

     The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan and, subject to the express provisions of the Plan, to construe the respective Option, Restricted Stock Award and Performance Award agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the terms, restrictions and provisions of the Option, Restricted Stock Award and Performance Award agreements (which need not be identical) including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause certain Options to qualify as "incentive stock options" under Section 422 of the Code, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option, Restricted Stock Award or Performance Award agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on matters referred to in this Paragraph 4 shall be conclusive.

     The Committee shall act by majority action at a meeting except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee.

5. GRANT OF OPTIONS, RESTRICTED STOCK AWARDS AND PERFORMANCE AWARDS; SHARES SUBJECT TO THE PLAN

     The Committee may from time to time grant both "incentive stock options" under Section 422 of the Code and nonqualified options to purchase shares of Common Stock (with or without SARs), Restricted Stock Awards and Performance Awards to one or more officers or employees determined by it to be eligible for participation in accordance with the provisions of Paragraph 6 and providing for the issuance of such number of shares and, in the case of Performance Awards, having such value as in the discretion of the Committee may be fitting and proper. Subject to Paragraph 10, not more than 7,500,000 shares of Common Stock, plus the number of shares of Common Stock available for issuance as of February 18, 1993 under the Plan, may be issued upon exercise of Options or SARs or pursuant to Restricted Stock Awards or Performance Awards granted under the Plan on or after February 19, 1993. Performance Awards which may be exercised or paid only in cash shall not affect the number of shares of Common Stock available for issuance under the Plan.

     The stock to be offered under the Plan pursuant to Options, SARs, Restricted Stock Awards and Performance Awards may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation.

     The number of shares of Common Stock available for issuance under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock
(i) then subject to outstanding Options and


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outstanding Performance Awards which may be paid solely in shares of Common
Stock or in either shares of Common Stock or cash or (ii) issued upon the grant of a Restricted Stock Award. To the extent (i) that an outstanding Option expires or terminates unexercised or is cancelled or forfeited (other than in connection with the exercise of an SAR) or (ii) that an outstanding Performance Award which may be paid solely in shares of Common Stock or in either shares of Common Stock or cash expires or terminates without vesting or is cancelled or forfeited, then the shares of Common Stock subject to such expired, terminated, unexercised, cancelled or forfeited portion of such Option or Performance Award shall again be available for issuance under the Plan. In the event all or a portion of an SAR is exercised, the number of shares of Common Stock subject to the related Option (or portion thereof) shall again be available for issuance under the Plan, except to the extent that shares of Common Stock were issued (or would have been issued but were withheld to satisfy tax withholding obligations) upon exercise of the SAR.

6.   ELIGIBILITY

     Options, Restricted Stock Awards or Performance Awards may be granted only to persons who, at the time of the grant or award, are officers or other key employees of the Corporation or any of its present and future subsidiaries within the meaning of Section 424(f) of the Code (herein called subsidiaries), including officers who are also directors of the Corporation. Options, Restricted Stock Awards or Performance Awards, or any combination thereof, may be granted on more than one occasion to the same person. A person who has received or is eligible to receive options to purchase stock of any subsidiary of the Corporation or incentive awards from any subsidiary of the Corporation will not, by reason thereof, be ineligible to receive Options, Restricted Stock Awards or Performance Awards under this Plan unless prohibited by the plan of such subsidiary.

     Nothing in the Plan or any Option, Restricted Stock Award or Performance Award agreement shall be construed to constitute or be evidence of an agreement or understanding, expressed or implied, on the part of the Corporation or its subsidiaries to employ any person for any specific period of time.

7.   PROVISIONS APPLICABLE TO OPTIONS; SARS

     (A) Period of Option and Certain Limitations on the Right to Exercise. The term of each Option granted under the Plan shall be for such period as the Committee shall determine but shall be subject to the provisions of Paragraph 7(E) and shall not be more than ten years in duration. Except as otherwise provided in Paragraph 7(E), an Option may not be exercised by the Holder unless such Holder is then, and continually (except for sick leave, military service or other approved leaves of absence) after the grant of the Option has been, an employee of the Corporation or a subsidiary. With respect to each Option, the Committee shall determine the number of shares subject to the Option and the manner and the time of exercise of such Option. The Committee shall make such other determinations which in its discretion appear to be fitting and proper.

     (B) Stock Option Agreement. Each Option shall be evidenced by a stock option agreement in such form containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify certain Options as "incentive stock options" under Section 422 of the Code. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which Options designated as incentive stock options are exercisable for the first time by a person during any calendar year exceeds the amount (currently $100,000) established by the Code, such Options shall be deemed to be non-qualified stock options.

     (C) Option Price and Payment. The purchase price of the Common Stock under each Option shall be determined by the Committee but shall be a price not less than 100% of the fair market value of the Common Stock at the date such Option is granted, as determined by the Committee; provided that if an incentive stock option shall be granted to any person who, at the time such Option is granted, owns capital stock of the Corporation possessing more than ten percent of the total combined voting power of all classes of capital stock of the Corporation (or of any parent or subsidiary of the Corporation), such purchase price shall be the price (currently 110% of fair market value) required by the Code in order to constitute an incentive stock option.





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      An Option may be exercised by giving written notice to the Corporation specifying the number of shares of Common Stock to be purchased and accompanied by payment of the purchase price in full. As determined by the Committee at the time of grant of an Option and set forth in the agreement evidencing the Option, the purchase price may be paid in (a) cash or (b) previously-owned whole shares of Common Stock evidenced by negotiable certificates valued at their fair market value on the date of exercise. If applicable, a person exercising an Option shall surrender to the Corporation any SARs which are cancelled by reason of the exercise of such Option.

      (D) Nontransferability of Options. No Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and an Option may be exercised, during the lifetime of the Holder thereof, only by said Holder.

      (E) Termination of Employment or Death of Holder. In the event of any termination of the employment of a Holder with the Corporation or one of its subsidiaries, other than by reason of Retirement or death, the Holder may (unless otherwise provided in the Option agreement) exercise each Option held by such Holder at any time within three months (or one year if the Holder is permanently and totally disabled within the meaning of
    Section 22(e)(3) of the Code) after such termination of employment, but only if and to the extent such Option is exercisable at the date of such termination of employment, and in no event after the date on which such Option would otherwise terminate; provided, however, that if such termination of employment is for cause or voluntary on the part of the Holder without the written consent of the Corporation, any Option held by him under the Plan shall terminate unless otherwise provided in the Option agreement.

      In the event of the termination of employment of a Holder by reason of Retirement, then each Option held by the Holder shall be fully exercisable, and, subject to the following paragraph and to the agreement evidencing the Option, such Option shall be exercisable by the Holder at any time up to and including (but not after) the date on which the Option would otherwise terminate.

      In the event of the death of a Holder (i) while he is employed by the Corporation or one of its subsidiaries or after Retirement, (ii) within three months after termination of the Holder's employment (other than a termination by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code), or (iii) within one year after termination of the Holder's employment by reason of such disability, then each Option held by such Holder may be exercised by the legatees of the Holder under his last will, or by his personal representatives or distributees, at any time within a period of nine months after the Holder's death, but only if and to the extent such Option is exercisable at the date of death (unless death occurs while the Holder is employed by the Corporation or one of its subsidiaries, in which case each Option held by the Holder shall be fully exercisable), and in no event after the date on which such Option would otherwise terminate.

      (F) Privileges of the Holder as Shareholder. The Holder shall be entitled to all the privileges and rights of a shareholder with respect only to such shares of Common Stock as have been actually purchased under the Option and for which certificates have been registered in the Holder's name,

      (G) SARs. The Committee may, in its sole discretion, grant an SAR (concurrently with the grant of the Option or subsequent to such grant) to any Holder of any Option granted under the Plan (or his legatees, personal representatives or distributees then entitled to exercise such Option). An SAR may be exercised (i) by giving written notice to the Corporation specifying the number of SARs which are being exercised and (ii) by surrendering to the Corporation any Options which are cancelled by reason of the exercise of the SAR. An SAR shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee. No fractional share shall be issued upon the exercise of any SAR. No SAR granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and an SAR may be exercised during the lifetime of the Holder only by the Holder.


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    8. PROVISIONS APPLICABLE TO RESTRICTED STOCK AWARDS

      (A) Restriction Period To Be Established by the Committee. At the time of the making of a Restricted Stock Award, the Committee shall establish a period of time (the "Restriction Period") applicable to such award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee.

      (B) Other Terms and Conditions. Common Stock, when awarded pursuant to a Restricted Stock Award, will be represented by a stock certificate registered in the name of the Holder who receives the Restricted Stock Award or a nominee for the benefit of the Holder. The Holder will have the right to receive dividends (or the cash equivalent thereof) during the Restriction Period and will also have the right to vote such Common Stock and all other shareholder's rights, with the exception that (i) the Holder will not be entitled to delivery of the stock certificate until the Restriction Period established by the Committee pursuant to Paragraph 8(A) shall have expired, (ii) the Corporation will retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of the stock during the Restriction Period, and (iv) a breach of restriction or breach of terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award, A distribution with respect to shares of Common Stock, other than a distribution in cash, shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, unless otherwise determined by the Committee. The Committee may, in addition, prescribe additional restrictions, terms or conditions upon or to the Restricted Stock Award in the manner prescribed by Paragraph 4. The Committee may, in its sole discretion, also establish rules pertaining to the Restricted Stock Award in the event of termination of employment (by Retirement, disability, death or otherwise) of a Holder of such award prior to the expiration of the Restriction Period.

      (C) Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

      (D) Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee whereby the Holder receives Common Stock subject to those terms, conditions and restrictions established by the Committee but is not required to make any payment for said Common Stock. The Committee may also establish terms as to each Holder whereby such Holder, as a condition to the Restricted Stock Award, is required to pay all (or any lesser amount than all) of the fair market value of the Common Stock, determined as of the date the Restricted Stock Award is made. Such purchase price shall be paid in cash no later than the expiration of the Restriction Period.

    9. PROVISIONS APPLICABLE TO PERFORMANCE AWARDS

      (A) Performance Period. The Committee shall establish with respect to each Performance Award a performance period over which the performance of the Holder shall be measured. The performance period shall be established at the time of such award.

      (B) Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such award.

      (C) Performance Measures. Performance Awards shall be awarded to an employee contingent upon future performance of the Corporation and/or of the Corporation's subsidiary, division or department for which he is employed over the performance period. The Committee shall establish the performance measures applicable to such performance. The performance measures determined by the Committee shall be established prior to the beginning of each performance period but may be subject to such later revisions to reflect significant, unforeseen events or changes, as the Committee shall deem appropriate.

      (D) Award Criteria. In determining the value of Performance Awards, the Committee shall take into account an employee's responsibility level, performance, potential, cash compensation level, unexercised stock options, other incentive awards and such other considerations as it deems appropriate.


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      (E) Payment. Following the end of each performance period, the Holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of Common Stock or a combination thereof, all at the discretion of the Committee. Payment shall be. made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose.

      (F) Termination of Employment. A Performance Award to an employee shall terminate for all purposes if he does not remain continuously in the employ of the Corporation at all times during the applicable performance period, except as may otherwise be determined by the Committee.

      In the event that a Holder of a Performance Award ceases to be an employee of the Corporation following the end of the applicable performance period but prior to full payment according to the terms of the Performance Award, payment shall be made in accordance with terms established by the Committee for the payment of such Performance Award.

      (G) Other Terms and Conditions. When a Performance Award is payable in installments in Common Stock, if determined by the Committee, the total number of stock certificates representing shares of Common Stock which would have been issuable to the Holder of the Performance Award if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Holder, and during the period until such installment becomes due such Holder will have the right to receive dividends and will also have the right to vote such Common Stock and all other shareholder's rights, with the exception that (i) the Holder will not be entitled to delivery of any stock certificate representing shares of Common Stock until the installment payable in shares becomes due, (ii) the Corporation will retain custody of such shares until such time and (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of such shares until such time. A distribution with respect to shares of Common Stock payable in installments which has not become due, other than a distribution in cash, shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, unless otherwise determined by the Committee.

      (H) Performance Award Agreements. Performance Awards shall be evidenced by Performance Award agreements in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CHANGE IN CONTROL

      Notwithstanding any other provision of the Plan, each Option, Restricted Stock Award or Performance Award agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of (i) the number and class of shares or other consideration subject to any Option or to be delivered pursuant to any Restricted Stock Award or Performance Award and (ii) the Option or Restricted Stock Award price, in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like. In such event, the maximum number and class of shares available under the Plan, and the number and class of shares subject to Options, SARs, Restricted Stock Awards or Performance Awards, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

      In the event of a "change in control" (as hereinafter defined):

           (A) (i) each Option granted under the Plan shall be exercisable in full, (ii) each Holder of an Option shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Option or any portion thereof to the extent the Option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock covered by the Option or portion thereof which is so surrendered and the purchase price of such Common Stock under the Option and (iii) each SAR shall be surrendered by the Holder thereof and shall be cancelled simultaneously with the cancellation of the related Option;


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              (B) each Holder of a Restricted Stock Award shall receive from the
         Corporation within 60 days after the change in control, in exchange for the surrender of the Restricted Stock Award, an amount of cash equal to the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock subject to the Restricted Stock Award;

              (C) each Holder of a Performance Award for which the performance period has not expired shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Performance Award, an amount of cash equal to the product of the value of the Performance Award and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the change in control and the denominator of which is the number of whole months in the performance period; and

              (D) each Holder of a Performance Award that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Award.

     For purposes of this paragraph, the term "change in control" shall be deemed to have occurred if (i) there shall be consummated (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation, or (ii) the shareholders of the Corporation shall approve any plan or proposal for the liquidation or dissolution of the Corporation, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Corporation or a subsidiary or any employee benefit plan sponsored by the Corporation or a subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation shall cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Corporation's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

          No right to receive cash under this Paragraph 10, whether or not such right is a derivative security, shall be transferable otherwise than by will or the laws of descent and distribution.

     11. WITHHOLDING TAXES

          The following provisions of this Paragraph 11 shall be applicable only with respect to Holders who are subject to Section 16(b) of the Exchange Act or who have been granted Restricted Stock Awards or Performance Awards under the Plan.

          (A) A Holder of an Option, SAR, Restricted Stock Award or Performance Award granted under the Plan may elect, by written notice to the Corporation at the office of the Corporation designated for that purpose, to pay through withholding by the Corporation all or a portion of the estimated federal, state, local and other taxes arising from (1) the exercise of an Option or SAR and (2) the vesting or distribution of shares of Common Stock pursuant to a Restricted Stock Award or Performance Award
     (a) by having the Corporation withhold shares of Common Stock or (b) if provided in the agreement for such Option, SAR, Restricted Stock Award or Performance Award, by delivering previously-owned shares (collectively, "Share Withholding"), in each case being such number of shares of Common Stock as shall have a fair market value equal to the amount of taxes to be withheld, rounded down to the nearest whole share.


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          (B) A Share Withholding election shall be subject to disapproval by the Committee. The Corporation may require that Share Withholding, including a Share Withholding election, be in compliance with Section 16 of the Exchange Act and the rules thereunder.

          (C) If the date as of which the amount of tax to be withheld is determined (the "Tax Date") is deferred until after the exercise of an Option or SAR, the expiration of the Restriction Period applicable to a Restricted Stock Award or the payment of a Performance Award, and the Holder elects Share Withholding, the Corporation shall issue to the Holder the full number of shares of Common Stock, if any, resulting from such exercise, expiration or payment and the Holder shall be unconditionally obligated to deliver to the Corporation on the Tax Date such number of shares of Common Stock as shall have an aggregate fair market value equal to the amount to be withheld on the Tax Date, rounded down to the nearest whole share.

          (D) The fair market value of shares of Common Stock used for payment of taxes, as provided in this Paragraph 11, shall be the mean sale price per share, as reported for New York Stock Exchange Composite Transactions, on the Tax Date,

     12. TERMINATION OF PLAN

          The Plan may be terminated at any time by the Board of Directors, except with respect to any Options, SARs, Restricted Stock Awards or Performance Awards then outstanding. The Corporation reserves the right to restrict, in whole or in part, the exercise of any Options or SARs or the delivery of Common Stock pursuant to any Restricted Stock Awards or Performance Awards granted under the Plan until such time as:

               (A) any legal requirements or regulations have been met relating to the issuance of the shares covered thereby or to their registration under the Securities Act of 1933 or to any applicable State laws; and

               (B) satisfactory assurances are received that the shares when issued will be duly listed on the New York Stock Exchange, Inc.

     13. AMENDMENT OF THE PLAN

          The Board of Directors may amend the Plan; provided, however, that without approval of the shareholders the Board of Directors may not amend the Plan:

               (A) to increase the maximum number of shares which may be issued on exercise of Options or SARs or pursuant to Restricted Stock Awards or Performance Awards granted under the Plan;

               (B) to change the minimum Option price;

               (C) to extend the maximum Option term; or

               (D) to change the class of employees eligible to receive Options, SARs, Restricted Stock Awards or Performance Awards.

     14. EFFECT OF THE PLAN

          Neither the adoption of the Plan nor any action of the Board of Directors or of the Committee shall be deemed to give any officer or any employee any right to be granted an Option to purchase Common Stock, a right to a Restricted Stock Award or a right to a Performance Award or any rights hereunder except as may be evidenced by an Option agreement, Restricted Stock Award agreement or Performance Award agreement, duly executed on behalf of the Corporation, and then only to the extent and on the terms and conditions expressly set forth therein.


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